                        SUBSIDIARIES OF THE REGISTRANTS

                                                                              JURISDICTION
                 SUBSIDIARY                        OWNERSHIP PERCENTAGE     OF INCORPORATION
----------------------------------------------  --------------------------  ----------------
Sky Chefs, Inc.* ("SKY CHEFS")                  SC International Services,      Delaware
                                                      Inc. ("SCIS")
                                                          (100%)

Caterair International, Inc. (II)*("CII")               SCIS(100%)              Delaware

Caterair International Transition Corporation*          SCIS(100%)              Delaware

Onex Ohio Acceptance Corporation*                       SCIS(100%)              Delaware

Onex Ohio Finance Corp.*                                SCIS(100%)              Delaware

Onex Ohio Finance Corp. II*                             SCIS(100%)              Delaware

Onex Ohio Equity Corp.*                                 SCIS(100%)              Delaware

Onex Ohio Equity Corp. II*                              SCIS(100%)              Delaware

Onex Ohio Credit Corp.*                                 SCIS(100%)              Delaware

Onex Ohio Credit Corp. II*                              SCIS(100%)              Delaware

Onex Ohio Capital Corp.*                                SCIS(100%)              Delaware

Onex Ohio Capital Corp. II*                             SCIS(100%)              Delaware

Onex Ohio Fiscal Corp.*                                 SCIS(100%)              Delaware

Onex Ohio Fiscal Corp. II*                              SCIS(100%)              Delaware

Onex Ohio Funds Corp.*                                  SCIS(100%)              Delaware

Onex Ohio Funds Corp. II*                               SCIS(100%)              Delaware

Arlington Services, Inc.* ("ASI")                    Sky Chefs(100%)            Delaware

Arlington Services Holding Corporation*
("ASHC")                                             Sky Chefs(100%)            Delaware

Sky Chefs International Corp.* ("SCIC")              Sky Chefs(100%)            Delaware

Bethesda Services, Inc.* ("BSI")                         CII(100%)              Delaware

Caterair New Zealand Limited* (formerly
known as Bethesda Services Holding
Corporation)("CNZL")                                     BSI(100%)              Delaware

JFK Caterers, Inc.*                                     ASHC(100%)              Delaware

Caterair Consulting Services Corporation*               ASHC(100%)              Delaware

Western Aire Chef, Inc.* ("WAC")                        ASHC(100%)              Delaware

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
                                                                      Jurisdiction
              Subsidiary                     Ownership Percentage   of Incorporation
------------------------------------------   --------------------   ----------------
Caterair Airport Properties, Inc.* ("CAP")         ASHC (100%)          Delaware

Caterair St. Thomas Holding Corporation*           ASHC (100%)          Delaware
("CSTHC")

Sky Chefs Argentina, Inc.*                         ASHC (100%)          Delaware

LSG Sky Chefs do Brazil Catering-Refeicoes
  Ltda. ("LSG do Brazil")                          SCIC (100%)           Brazil

        ServCater International Ltda.         LSG de Brazil (90%)        Brazil

Arlington Services Mexico S.A. de C.V.
("ASM")                                              ASHC (100%)         Mexico

        Caterair de Mexico S.A. de C.V.               ASM (100%)         Mexico

        Comisariato Goure S.A.                        ASM (100%)         Mexico

        Inmobiliaria Maraca S.A. de C.V.              ASM (100%)         Mexico

        Casa de Ponce de Leon, S.A.                   ASM (100%)         Mexico
        ("CPL")

                Cocina del Aire Provincia,            CPL (100%)         Mexico
                S.A. de C.V.

                Caterair Inflite Services de
                Mexico S.A. de C.V.                   CPL (100%)         Mexico

Cater Suprimento de Refeicoes, Ltd. ("CSRL")         ASHC (100%)         Brazil

        Caterair Servicos de Bordo e
        Hotelaria S.A.                               CSRL (100%)         Brazil

Caterair Chateau Canada Limited ("CCCL")             ASHC (100%)         Canada

        SC International Services Ireland            CCCL (100%)         Ireland

Sky Chefs U.K. Limited ("SCUKL")                     ASHC (100%)      United Kingdom

        LSG Lufthansa Service Sky
        Chefs/GCC Limited                           SCURL  (50%)      United Kingdom

Arlington Services Panama S.A. de C.V.
("ASP")                                              ASHC (100%)         Panama

        Inversiones Turisticas Aeropuerto
        Panama S.A. ("ITAP")                          ASP (100%)         Panama

                Caterair International de
                Panama S.A.                          ITAP (100%)         Panama

Caterair Barcelona S.A.                               ASHC (80%)         Spain

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

                                                                                      Jurisdiction
              Subsidiary                            Ownership Percentage            of Incorporation
---------------------------------------------       --------------------            ----------------
Caterair Madrid S.A. ("CM")                               ASHC (100%)                     Spain
        Caterair Barcelona S.A.                           CM (20%)                        Spain

LSG Lufthansa Service Sky Chefs France S.A.               ASHC (100%)                     France

Caterair International Venezuela C.A. ("CIV")             ASHC (100%)                   Venezuela
        Marriott Export Services, L.A.                    CIV (100%)                    Venezuela
        Marriott International Trade Services C.A.        CIV (100%)                    Venezuela

Caterair International Japan Ltd.                         ASHC (100%)                      Japan

Caterair In-Flite Services of V.I., Inc.                  ASHC (100%)                 Virgin Islands

Marriott In-Flite Services of Korea, Ltd.+                ASHC (100%)                      Korea

Caterair Australia Pty. Ltd. ("CAP Ltd.")                  CAP (100%)                    Australia

Caterair Airport Services Pty. Ltd. ("CASP")            CAP Ltd. (51%)                   Australia

Caterair Airport Services (Sydney) Pty. Ltd.              CASP (100%)                    Australia

Caterair Taiwan Inflight Services, Inc.+                  CNZL (100%)                     Taiwan

Caterair Portugal Assistancia A Bordo Limitada             CAP (26%)                     Portugal

                                                           WAC (99%)
Caterair Chile S.A. ("CC")                                 CAP (1%)                        Chile

                                                            CC (97%)
Caterair Servicos Industriales Ltda                 Sergio Aldunate (3%)                   Chile

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*   Guarantor of SCIS' 9 1/4% Senior Subordinated Notes due 2007.
+   Held pursuant to certain trust arrangements.